SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2006 (November 5, 2006)
Columbia Equity Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32536	20-1978579

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1750 H Street, N.W., Suite 500,
Washington, District of Columbia 20006
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (202) 303-3080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Agreement and Plan of Merger
     On November 5, 2006, Columbia Equity Trust, Inc., a Maryland corporation (“Columbia”), and Columbia Equity, LP, a Virginia limited partnership and Columbia’s operating partnership (“Columbia OP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SSPF/CET Operating Company LLC, a Delaware limited liability company (“Acquiror”), SSPF/CET OP Holding Company LLC, a Delaware limited liability company and wholly-owned subsidiary of Acquiror (“Merger Sub”), and SSPF/CET OP Holding Company Subsidiary L.P., a Virginia limited partnership whose general partner is Merger Sub (“OP Merger Sub” and together with Acquiror and Merger Sub, the “Buyer Parties”). Acquiror, Merger Sub and OP Merger Sub are affiliates of JPMorgan Asset Management’s Special Situation Property Fund (“SSPF”).
     Pursuant to the Merger Agreement, at closing (i) Columbia will merge with and into Merger Sub, with Merger Sub continuing as the surviving entity (the “Company Merger”), and (ii) OP Merger Sub will merge with and into Columbia OP, with Columbia OP continuing as the surviving partnership (the “OP Merger” and, together with the Company Merger, the “Mergers”). Under the terms of the Merger Agreement, at the effective time of the Mergers (the “Effective Time”):
•	each share of Columbia common stock, $0.001 par value, issued and outstanding immediately prior to the Effective Time (other than shares owned by Columbia and Acquiror and their respective subsidiaries) will be converted into, and cancelled in exchange for, the right to receive a cash amount equal to $19.00 per share, without interest;

•	each unit of limited partnership interest in Columbia OP issued and outstanding immediately prior to the Effective Time (other than those held by Columbia or its subsidiaries) and including Columbia OP LTIP units (“Columbia LTIP Units” and together with the units of limited partnership interest in Columbia OP, the “Columbia LP Units”) will be converted into the right to receive, at the election of the holder, (a) cash in an amount equal to $19.00 per Columbia LP Unit or Columbia LTIP Unit, (b) one unit of common equity membership interest in Acquiror (“Common Units”), (c) one unit of preferred equity membership interest in Acquiror or (d) a combination of any of (a) through (c); provided, however, that only those holders of Columbia LP Units or Columbia LTIP Units that qualify as “accredited investors” pursuant to Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, will be eligible to receive units of preferred or common equity membership interest in Acquiror.
     Columbia, Columbia OP and the Buyer Parties have made customary representations, warranties and covenants in the Merger Agreement, including, among others, Columbia’s covenant not to solicit acquisition proposals or to permit any of its subsidiaries or affiliates to do so, or to participate in discussions relating to an acquisition proposal or furnish non-public information relating to an acquisition proposal, subject to certain exceptions that permit Columbia’s Board of Directors to comply with its duties under Maryland law. The Merger Agreement provides that Columbia is permitted to pay regular quarterly dividends prior to the Effective Time and a special pre-closing dividend that will represent the pro rata portion of a regular quarterly dividend for any partial quarter from the most recent dividend record date to the Effective Time. The obligations of Acquiror, Merger Sub and OP Merger Sub under the Merger Agreement have been guaranteed by SSPF.

     The Mergers are subject to various closing conditions, including, among other things, the requisite approval of the Company Merger by the affirmative vote of holders of a majority of the outstanding shares of Columbia common stock at the record date, the consummation of the Partnership Merger, the absence of a material adverse effect on Columbia, delivery of a tax opinion relating to Columbia’s REIT tax status, the continued effectiveness of the employment agreements between Acquiror and each of Oliver T. Carr, III and John A. Schissel and the continued accuracy at closing of Columbia’s representations and warranties made in the Merger Agreement.
     The Merger Agreement may be terminated under certain circumstances and further provides that, upon termination of the Merger Agreement in connection with a superior proposal, Columbia will be required to pay Acquiror a termination fee of $4 million and out-of-pocket expenses incurred by Acquiror in connection with the transactions contemplated by the Merger Agreement in an amount not to exceed $750,000. If Acquiror terminates the Merger Agreement due to Columbia’s breach of the representations, warranties, covenants and agreements contained in the Merger Agreement, Columbia must pay Acquiror’s out-of-pocket expenses incurred in connection with the Merger Agreement not to exceed $750,000.
     The Merger Agreement and related transactions were approved by the full Board of Directors of Columbia and a committee of independent directors.
     The foregoing description of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.
Item 8.01. Other Information.
Management Employment Agreements
     A condition to the closing of the Mergers by the Acquiror is that employment agreements between each of Acquiror and Oliver T. Carr, III, Chairman of the Board, President and Chief Executive Officer of Columbia, and John A. Schissel, Executive Vice President and Chief Financial Officer (together, the “Executive Officers”), be in full force and effect. In connection with execution of the Merger Agreement, Acquiror required Messrs. Carr and Schissel to enter into four-year employment agreements with Acquiror that will become effective upon closing of the Mergers. Each Executive Officer’s agreement is substantially similar in scope to his existing employment agreement with Columbia. In addition to base salary and incentive compensation, the employment agreements provide for a signing bonus. It is also expected that other executive officers of Columbia will enter into similar employment agreements with Acquiror.
     The executive officers of Columbia will also hold a profits interest in a new entity that will hold new investments made after the date of the Merger Agreement.

Voting Agreements
     In connection with the execution of the Merger Agreement, the Acquiror required each of the Executive Officers and Oliver T. Carr, Jr., the father of Oliver T. Carr, III, each in his capacity as a limited partner of Columbia OP (“the Holders”), to enter into a Voting Agreement with the Buyer Parties (“Voting Agreements”) pursuant to which the Holders have agreed to vote or cause their Columbia LP Units (including Columbia LTIP Units) to be voted in favor of approval of the Partnership Merger; provided, however, that such vote will only be effective if Columbia obtains the necessary approval of its stockholders in connection with the approval of the Company Merger.
     In addition, pursuant to the Voting Agreements, each Holder is required to exchange, in the case of Oliver T. Carr, III and Oliver T. Carr Jr., approximately 25% of his equity interest in Columbia OP and, in the case of John A. Schissel, approximately 25% of his combined equity interest in Columbia and Columbia OP, for Common Units in the OP Merger. These Voting Agreements will terminate upon the earlier to occur of the completion of the Mergers or termination of the Merger Agreement.
Interim Acquisition Agreement
     In connection with the Merger Agreement and the parties intention that Columbia continue to actively pursue property acquisitions, Columbia and Acquiror entered into an Interim Acquisition Agreement (the “Interim Acquisition Agreement”). The Interim Acquisition Agreement provides that, during the period commencing upon execution of the Merger Agreement and ending upon the first to occur of the closing of the Mergers or termination of the Merger Agreement, if (i) Columbia identifies any acquisition property that it desires to acquire,

(ii) Acquiror consents to such acquisition and (iii) Columbia determines that it does not have internal funding capacity to fund such acquisition, the following provisions shall apply:
•	Acquiror agrees to acquire such acquisition property through an affiliate;

•	Acquiror will cause its affiliate to grant Columbia an option to acquire such property for the option price if the Merger Agreement is terminated prior to closing; and

•	in the event the closing of the Mergers occurs, Acquiror will cause its affiliate to sell and transfer such acquisition property to a subsidiary of Merger Sub at closing for a purchase price equal to Acquiror’s total costs in acquiring the property, including the purchase price, financing fees and other transaction costs (the “Acquisition Costs”).
     Pursuant to the Interim Acquisition Agreement, the “option price” is equal to the sum of the Acquisition Costs and a specified internal rate of return amount.
Press Release
     On November 6, 2006, Columbia issued a press release announcing that on November 5, 2006, Columbia and the Buyer Parties entered into the Merger Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

2.1	—	Agreement and Plan of Merger, dated as of November 5, 2006, by and among SSPF/CET Operating Company LLC, SSPF/CET OP Holding Company LLC, SSPF/CET OP Holding Company Subsidiary L.P., Columbia Equity Trust, Inc. and Columbia Equity, LP.

99.1	—	Press Release, dated November 6, 2006.
Additional Information and Where to Find It
     In connection with this proposed transaction, Columbia will file a proxy statement with the United States Securities and Exchange Commission (“SEC”). Investors are urged to carefully read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to obtain the proxy statement and all other relevant documents filed by Columbia with the SEC free of charge at the SEC’s Web site www.sec.gov or from Columbia Investor Relations at 1750 H Street NW, Suite 500, Washington, D.C. 20006, telephone 202-303-3080.

Participants in the Solicitation
     The respective directors, executive officers and other members of management and employees of Acquiror and Columbia may be deemed to be participants in the solicitation of proxies from the stockholders of Columbia in favor of the Mergers. Information about Columbia and its directors and executive officers, and their ownership of Columbia securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Columbia, which was filed with the SEC on April 10, 2006, and Columbia’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 31, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement when it becomes available.
Cautionary Statement Regarding Forward-Looking Statements
     This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe, among other things, the beliefs, expectations, plans and strategies of Acquiror, Columbia and the combined entity that are not based on historical facts. These forward-looking statements concern and are based upon, among other things, the prospective mergers of Acquiror and Columbia and OP Merger Sub and Columbia OP. Forward-looking statements include any statement that includes words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Expected results may not be achieved, and actual results may differ materially from expectations. This may be caused by various factors, including, but not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the outcome of any legal proceedings that may be instituted against Columbia and others following announcement of the merger agreement; (iii) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (v) the ability to recognize the benefits of the merger; and (vi) the amount of the costs, fees, expenses and charges related to the merger. Although Columbia believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. For a further discussion of these and other factors that could impact Columbia’s future results, performance, achievements or transactions, see the documents filed by Columbia from time to time with the Securities and Exchange Commission, and in particular the section titled, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 31, 2006. Neither Acquiror nor Columbia assumes any obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA EQUITY TRUST, INC. (Registrant)
Date: November 6, 2006	By:	/s/ John A. Schissel
John A. Schissel
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of November 5, 2006, by and among SSPF/CET Operating Company LLC, SSPF/CET OP Holding Company LLC, SSPF/CET OP Holding Company Subsidiary L.P., Columbia Equity Trust, Inc. and Columbia Equity, LP.

99.1	Press Release, dated November 6, 2006.